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                                                                 Exhibit 21

                              LIST OF SUBSIDIARIES


Name                                           Jurisdiction of Incorporation
----                                           -----------------------------
Cygnet Financial Services, Inc.                          Arizona
Cygent Dealer Finance, Inc.                              Arizona
Cygnet Finance Alabama, Inc.                             Arizona
Cygnet Support Services, Inc.                            Arizona
Cygnet Financial Portfolio, Inc.                         Arizona